Exhibit 99.1

FOR IMMEDIATE RELEASE

CONFERENCE CALL DETAILS ON PAGE TWO

AEGERION PHARMACEUTICALS ANNOUNCES

FIRST-QUARTER 2011 FINANCIAL RESULTS

Cambridge, MA, April 28, 2011 - Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), an emerging biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat severe lipid disorders, announced its financial results and business highlights for the first-quarter ended March 31, 2011.

Financial Results and Outlook

For the quarter ended March 31, 2011, Aegerion reported a net loss of $6.8 million, or $0.39 per share attributable to common stockholders, compared with a net loss of $1.7 million, or $0.99 per share attributable to common stockholders for the same period in 2010.

Research and development expenses were $3.3 million for the quarter ended March 31, 2011, compared to $1.1 million for the same period in 2010. The increase in research and development expenses in 2011 was primarily related to the advancement of the Phase III clinical development program for our lead compound, lomitapide.

General and administrative expenses were $3.5 million for the quarter ended March 31, 2011, compared with $1.0 million for the same period in 2010. This increase in 2011 was primarily due to increased head count and related expenses, consulting expenses and outside services.

As of March 31, 2011, Aegerion had cash and cash equivalents totaling approximately $46.8 million.

Aegerion continues to expect full-year 2011 cash burn to be between $22.5 and $27.5 million. This forecast spending level in 2011 anticipates full resourcing to achieve the targeted regulatory filing submission schedule. Included in this spending level are the one-time pre-clinical and clinical studies necessary to support these filings as well as the near-term pre-commercial resourcing needed to support an optimized global launch of lomitapide targeted for 2012.

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Management Commentary

“We are pleased to report that we remain on track with all clinical and regulatory objectives, and our corporate goal of submitting both NDA and MAA filings by year-end,” commented Marc D. Beer, Chief Executive Officer. Mr. Beer continued, “We are building a strong management team, with collective global experience in drug development, finance and operations, and commercialization. We are managing our filing process and planning carefully, and I have great confidence in our ability to gain approval in the U.S. and Europe in 2012.”

Conference Call Details

Aegerion will hold a conference call to discuss its financial results, business highlights and outlook today, Thursday, April 28, 2011 at 8:30 a.m. ET. In addition, the Company will answer questions concerning business and financial developments and trends, and other matters affecting the Company, some of the responses to which may contain information that has not been previously disclosed.

To listen to the conference call, dial (866) 516-3002 (International callers dial (760) 298-5082). In addition, the conference call will be available through a live audio webcast in the “Investors” section of the Aegerion website, www.aegerion.com. An accompanying slide presentation also can be accessed via the Aegerion website. The conference call will be archived and accessible on the same website shortly after the conclusion of the call.

About Aegerion Pharmaceuticals, Inc.

Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR) is an emerging biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat severe lipid disorders. The Company’s lead product, lomitapide, is in Phase III clinical development. Lomitapide is initially being developed to treat patients with a rare genetic lipid disorder called homozygous familial hypercholesterolemia, or HoFH. The Company also plans to initiate a clinical program for lomitapide to treat patients with a severe genetic form of hypertriglyceridemia called familial chylomicronemia.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Private Securities Litigation Reform Act of 1995, including statements regarding the ongoing development of the Company’s product candidates and the expected timing of regulatory filings. The forward-looking statements in this release do not constitute guarantees of future performance. In addition, investors should note that the Company’s first quarter 2011 financial results, as discussed in this release, are preliminary and unaudited, and subject to further adjustment. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our history of operating losses; our potential need for additional capital to fund operations

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and develop our product candidates; uncertainties associated with the clinical development and associated regulatory filings of our product candidates, including the risk that our regulatory filings may not be accepted by the applicable regulatory authorities, the risk that our product candidates may not be approved for any indication, or if approved, the risk that the finally approved definition of the targeted patient populations for our product candidates may be narrower than we expect; risks associated with undesirable side effects experienced by some patients in clinical trials for our product candidates; risks associated with our lack of sales and marketing experience; the highly competitive industry in which we operate; risks associated with our intellectual property rights and the extent to which such intellectual property rights protect our product candidates; the risk that third parties may allege that we infringe their intellectual property rights or that we have failed to comply with the provisions of our in-license agreements; risks associated with our reliance on third parties, in particular clinical research organizations and contract manufacturers; risks associated with our ability to recruit, hire and retain qualified personnel; and risks associated with volatility in our stock price as a newly public company. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by the Company, see the disclosure contained in our public filings with the Securities and Exchange Commission, or SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, under the heading “Risk Factors” filed with the SEC and available on its investor relations website at http://www.aegerion.com and on the SEC’s website at http://www.sec.gov.

CONTACT:

Aegerion Pharmaceuticals, Inc. Corporate Will Lewis, President +1 (908) 707-2100	LaVoie Group, Inc. Investors & Media Amanda Murphy + 1 (978) 745-4200 x107 amurphy@lavoiegroup.com

—Financials Follow—

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Aegerion Pharmaceuticals, Inc.

(A Development Stage Company)

Statements of Operations

(Unaudited)

	Three Months Ended March 31,		Period from February 4, 2005 (inception) to March 31, 2011
	2011	2010
Operating Expenses:
Research and development	$3,296,703	$1,066,176	$53,163,967
General and administrative	3,490,752	972,026	28,035,787

Total operating expenses	6,787,455	2,038,202	81,199,754

Loss from operations	(6,787,455)	(2,038,202)	(81,199,754)
Interest expense	(112,527)	(601,460)	(7,010,359)
Interest income	67,524	17,677	2,783,960
Change in fair value of warrant liability	—	—	(262,741)
Other than temporary impairment on securities	—	—	(2,465,759)
Other income, net	—	—	275,229

Loss before income taxes	(6,832,458)	(2,621,985)	(87,879,424)
Benefit from income taxes	—	1,793,129	1,793,129

Net loss	(6,832,458)	(828,856)	(86,086,295)
Less: Accretion of preferred stock dividends and other deemed dividends	—	(861,990)	(23,663,413)

Net loss attributable to common stockholders	$(6,832,458)	$(1,690,846)	$(109,749,708)

Net loss attributable to common stockholders per common share—basic and diluted	$(0.39)	$(0.99)

Weighted-average shares outstanding—basic and diluted	17,641,543	1,701,355

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Aegerion Pharmaceuticals, Inc.

(A Development Stage Company)

Condensed Balance Sheets

(Unaudited)

	March 31, 2011	December 31, 2010
Assets
Current assets:
Cash & equivalents	$46,827,763	$44,100,897
Prepaid expenses & other current assets	795,569	504,744

Total current assets	47,623,332	44,605,641

Property and equipment, net	88,479	16,471
Deferred financing fees	941,829	—
Long term investments	1,230,000	1,125,000
Other assets	130,501	—

Total assets	$50,014,141	$45,747,112

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,309,633	$3,145,887
Accrued compensation	298,438	492,938
Other accrued liabilities	978,722	1,029,873

Total current liabilities	3,586,793	4,668,698

Long term debt	10,000,000	—
Other liabilities	814,553	—

Total liabilities	$14,401,346	$4,668,698

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 authorized at March 31, 2011 and December 31, 2010; 0 shares issued and outstanding at March 31, 2011 and December 31, 2010	—	—
Common stock, $0.001 par value, 125,000,000 shares authorized at March 31, 2011 and December 31, 2010; 17,745,300 and 17,745,300 shares issued at March 31, 2011 and December 31, 2010, respectively; 17,641,543 and 17,641,543 shares outstanding at March 31, 2011 and December 31, 2010, respectively	17,744	17,744
Treasury stock, at cost; 103,757 shares at March 31, 2011 and December 31, 2010	(373)	(373)
Subscription Receivable	—	(90,735)
Additional paid-in-capital	132,720,909	131,549,805
Deficit accumulated during the development stage	(97,821,244)	(90,988,786)
Accumulated other comprehensive income	695,759	590,759

Total stockholders’ equity	35,612,795	41,078,414

Total liabilities and stockholders’ equity	$50,014,141	$45,747,112